UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Hansen Natural Corporation (the “Company”) has previously sent to its stockholders proxy materials in connection with the solicitation of proxies for use at its 2011 Annual Meeting of Stockholders to be held on Thursday, May 19, 2011 (the “Annual Meeting”), including its Proxy Statement dated April 8, 2011, which contains important information about the matters to be acted upon at the Annual Meeting. Such matters include, among others, the approval of the Hansen Natural Corporation 2011 Omnibus Incentive Plan attached as Exhibit A to the Proxy Statement (the “2011 Incentive Plan”).

Following its review of the recent ISS Proxy Advisory Services (“ISS”) analysis of the matters to be acted upon at the Annual Meeting, the Company amended Section 3.1(b) of the 2011 Incentive Plan to eliminate the liberal share recycling provision, which allowed the Company to increase the number of shares available for issuance under the 2011 Incentive Plan in specified circumstances. This provision was inadvertently included in the text of the 2011 Incentive Plan when the 2011 Incentive Plan was filed with the Company’s Proxy Statement. The full text of the 2011 Incentive Plan, as restated to reflect such amendment, is attached as Exhibit 10.1 to this report and incorporated herein by reference.

The Company believes that such amendment effectively addresses any concerns raised in the ISS analysis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

10.1                           Hansen Natural Corporation 2011 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: May 6, 2011	/s/ Hilton H. Schlosberg

Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer